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                 [Letterhead of Nussbaum Yates & Wolpow, P.C.]

                                                           September 21, 1999

Securities and Exchange Commission
Washington, D.C. 20549

                                       RE:  Cutco Industries, Inc.
                                       File No. 0-5223

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Cutco Industries, Inc. dated September 14, 1999 and agree with the statements contained therein, except for the information contained in the fourth paragraph on which we have no basis for agreeing or disagreeing.

                                           Very truly yours

                                           /s/ Nussbaum Yates & Wolpow, P.C.

                                           NUSSBAUM YATES & WOLPOW, P.C.